Exhibit 32.2
CERTIFICATION
In connection with the Annual Report on Form 10-K of Molecular Insight Pharmaceuticals, Inc. (the “Company”) for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “2007 Annual Report”), I, Donald E. Wallroth, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The 2007 Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the periods covered by the Annual Report.
Dated: March 31, 2008

By:	/s/ Donald E. Wallroth

Donald E. Wallroth
Chief Financial Officer
This certification accompanies the 2007 Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Molecular Insight Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the 2007 Annual Report), irrespective of any general incorporation language contained in such filing.